Exhibit 99.1
Evolv Technology Reports Third Quarter Financial Results

— Company Raises Revenue Outlook for 2025 to $142-$145 Million, up 37%-40% Year-Over-Year —

•Q3'25 Revenue of $42.9 million, up 57% year-over-year
•Q3'25 Ending ARR1 of $117.2 million, up 25% year-over-year
•Q3'25 Net Loss of $(1.8) million, with Net Profit Margin of (4)%
•Q3'25 Adjusted EBITDA2 of $5.1 million, with Adjusted EBITDA Margin2 of 12%
Waltham, Massachusetts – November 13, 2025 – Evolv Technologies Holdings, Inc (NASDAQ: EVLV), a leading security technology company pioneering AI-based solutions designed to help create safer experiences, today announced financial results for the quarter ended September 30, 2025.
“We made meaningful progress across many key measures of the business in the third quarter—including subscribers, revenue, and annual recurring revenue, as well as important indicators of profitability and liquidity,” said John Kedzierski, President and Chief Executive Officer of Evolv Technology. “Through strong new customer acquisition and expanding deployments with existing customers, we continue to deliver real-world impact at scale—screening millions of visitors every day across over 1,000 customers. Looking ahead, we’re encouraged by the growing demand for our solutions and are confident in our ability to close the year with momentum as we advance on our goal of building a high-growth, profitable, and cash-generative business.”

Results for the Third Quarter of 2025

Total revenue for the third quarter of 2025 was $42.9 million, an increase of 57% compared to $27.4 million for the third quarter of 2024. Revenue for the third quarter of 2025 was primarily driven by strong new customer additions and continued expansion of deployments across the existing customer base. Revenue for the period also reflected certain notable items that contributed approximately $7.5 million from the following: (i) approximately $3.0 million of revenue (primarily product revenue) associated with the largest customer order in the Company’s history; (ii) approximately $3.0 million attributable to IP license fees and other revenue associated with the Company’s distribution fulfillment model which is being phased out; and (iii) approximately $1.5 million from short-term rental agreements that concluded in the period. Annual Recurring Revenue (“ARR”)1 was $117.2 million at the end of third quarter of 2025, an increase of 25% compared to $93.7 million at the end of the third quarter of 2024. Net loss for the third quarter of 2025 was $(1.8) million, or $(0.01) per basic and diluted share, compared to $(30.4) million, or $(0.19) per basic and diluted share, in the third quarter of 2024. Adjusted earnings (loss)2 for the third quarter of 2025 was $(3.4) million, or $(0.02) per diluted share, compared to adjusted earnings (loss)2 of $(6.9) million, or $(0.04) per diluted share (as restated), for the third quarter of 2024. Adjusted EBITDA2 for the third quarter of 2025 was $5.1 million compared to $(3.0) million in the third quarter of 2024. As of September 30, 2025, the Company had cash, cash equivalents and marketable securities of $56.2 million.

Results for the First Nine Months of 2025
Total revenue for the nine months ended September 30, 2025 was $107.4 million, an increase of 44% compared to $74.8 million for the nine months ended September 30, 2024. Net loss for the nine months ended September 30, 2025 was $(44.0) million, or $(0.26) per basic and diluted share, compared to $(38.3) million, or $(0.25) per basic and diluted share, in the nine months ended September 30, 2024. Adjusted earnings (loss)2 for the nine months ended September 30, 2025 was $(11.5) million, or $(0.07) per diluted share, compared to adjusted earnings (loss)2 of $(30.8) million, or $(0.20) per diluted share, for the nine months ended September 30, 2024. Adjusted EBITDA2 for the nine months ended September 30, 2025 was $9.3 million compared to $(21.3) million in the nine months ended September 30, 2024.
The following table summarizes the breakdown of recurring and non-recurring revenue3 for each period presented:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	% Change	2025	2024	% Change
Recurring revenue	$30,120	$23,764	27%	$82,551	$63,741	30%
Non-recurring revenue	12,730	3,596	254%	24,850	11,024	125%
Total revenue	$42,850	$27,360	57%	$107,401	$74,765	44%
The following table summarizes operating cash flows for each period presented:

	Nine Months Ended September 30,
	2025	2024
Net loss	$(44,020)	$(38,297)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities	44,660	15,634
Changes in operating assets and liabilities	2,458	(11,394)
Net cash provided by (used in) operating activities	$3,098	$(34,057)
Company Comments on Outlook for 2025
The Company today commented on its business outlook for 2025. The Company's outlook is based on the current indications for its business, which may change at any time. The Company expects total revenues in 2025 to be between $142 to $145 million, reflecting growth of 37% to 40% compared to 2024. The Company believes that this revenue growth, coupled with a focus on operational efficiency, will drive improved profitability and cash flow. The Company expects to deliver positive full year Adjusted EBITDA1 in 2025 with Adjusted EBITDA1 margins in the high single digits. The Company expects to be cash flow positive in the fourth quarter of 2025.

Estimate	Issued August 14, 2025	Issued November 13, 2025
Total Revenue (Millions)	$132-$135	$142-$145
Total Revenue Growth Rate	27%-30%	37%-40%
Adjusted EBITDA Margin[2]	Mid-Single Digits	High Single Digits
Company to Host Live Conference Call and Webcast
The Company’s management team plans to host a live conference call and webcast at 4:30 p.m. Eastern Time today to discuss the financial results as well as management’s outlook for the business for both 2025 and 2026. The conference call will be webcast live at http://ir.evolvtechnology.com.

About Evolv Technology
Evolv Technologies Holdings, Inc (NASDAQ: EVLV) is designed to transform human security to make a safer, faster, and better experience for the world’s most iconic venues and companies as well as schools, hospitals, and public spaces, using industry leading artificial intelligence (AI)-powered screening and analytics. Its mission is to transform security to create a safer world to live, work, learn, and play. Evolv has digitally transformed the gateways in many places where people gather by enabling seamless integration combined with powerful analytics and insights. Evolv’s advanced systems have scanned more than three billion people since 2019. Evolv has been awarded the U.S. Department of Homeland Security (DHS) SAFETY Act Designation as a Qualified Anti-Terrorism Technology (QATT) as well as the Security Industry Association (SIA) 2024 New Products and Solutions (NPS) Award in the Law Enforcement/Public Safety/Guarding Systems category, as well as Sport Business Journal’s (SBJ) 2024 awards for “Best In Fan Experience Technology” and “Best In Sports Technology”. Evolv®, Evolv Express®, Evolv Insights®, Evolv Visual Gun Detection™, Evolv eXpedite™, and Evolv Eva™ are registered trademarks or trademarks of Evolv Technologies, Inc. in the United States and other jurisdictions. For more information, visit evolv.com.
1 We define Annual Recurring Revenue, or ARR, as subscription revenue and the recurring service revenue related to purchase subscriptions for the final month of the quarter normalized to a one-year period. Our calculation of ARR is not adjusted for the impact of any known or projected future events (such as customer cancellations, upgrades or downgrades, or price increases or decreases) that may cause any such contract not to be renewed on its existing terms. In addition, the amount of actual revenue that we recognize over any 12-month period is likely to differ from ARR at the beginning of that period, sometimes significantly. This may occur due to new bookings, cancellations, upgrades, downgrades or other changes in pending renewals, as well as the effects of professional services revenue and acquisitions or divestitures. As a result, ARR should be viewed independently of, and not as a substitute for or forecast of, revenue and deferred revenue. Our calculation of ARR may differ from similarly titled metrics presented by other companies.

2 Non-GAAP Financial Measures In this press release, the Company’s adjusted gross profit (loss), adjusted gross margin, adjusted operating expenses, adjusted operating income (loss), adjusted EBITDA, adjusted EBITDA margin, adjusted earnings (loss), and adjusted earnings per diluted share are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations. Adjusted gross profit and adjusted gross margin exclude stock-based compensation expense, amortization of capitalized stock-based compensation, non-recurring employee restructuring and other separation costs, and non-recurring inventory charges, which management believes provides a more meaningful representation of contribution margin. Adjusted operating expenses is defined as operating expenses less stock-based compensation expense, loss on impairment of lease equipment, non-recurring employee restructuring and other separation costs, and other non-recurring legal and regulatory costs, which management believes provides a more meaningful representation of on-going operating expense levels. Other non-recurring legal and regulatory costs include non-recurring legal, accounting and professional fees related to the internal investigation, subsequent restatement, certain non-recurring regulatory, litigation and legal matters, as well as fees related to the resolution of the U.S. Federal Trade Commission investigation, net of estimated insurance recoveries. Adjusted operating income (loss), is defined as loss from operations, excluding stock-based compensation expense, amortization of capitalized stock-based compensation, loss on impairment of leased equipment, non-recurring employee restructuring and other separation costs, non-recurring inventory charges, and other non-recurring legal and regulatory costs, which management believes provides a more meaningful representation of operating results. Adjusted EBITDA and Adjusted EBITDA margin is defined as net income (loss) plus depreciation and amortization, stock-based compensation, interest expense (income), provision for income taxes, change in fair value of contingent earn-out liability, change in fair value of contingently issuable common stock liability, change in fair value of public warrant liability, loss on impairment of leased equipment, loss on disposal of leased equipment, non-recurring employee restructuring and other separation costs, non-recurring inventory charges, and other non-recurring legal and regulatory costs. Adjusted earnings (loss) and Adjusted earnings (loss) per diluted share are defined as net income (loss) plus stock-based compensation, amortization of capitalized stock-based compensation, change in fair value of contingent earn-out liability, change in fair value of contingently issuable common stock liability, change in fair value of public warrant liability, loss on impairment of leased equipment, non-recurring employee restructuring and other separation costs, non-recurring inventory charges, and other non-recurring legal and regulatory costs. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operating performance. However, non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of non-GAAP financial measures will provide consistency in our financial reporting. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures included in this press release. The Company is unable to provide a reconciliation of Adjusted EBITDA to Net Income (Loss) and Adjusted EBITDA Margin to Net Profit Margin, each measure's most directly comparable GAAP financial measure, on a forward-looking basis without unreasonable effort, because items that impact these GAAP financial measures are not within the Company’s control and/or cannot be reasonably predicted. These items may include, but are not limited to, predicting forward-looking share-based compensation, changes in the fair value of contingent earn out liabilities, changes in the fair value of contingently issuable common stock liabilities and changes in fair value of public warrant liabilities. Such information may have a significant, and potentially unpredictable, impact on the Company’s future financial results.
3 Recurring revenue includes the recurring portion of revenue associated with pure subscription contracts and hardware purchase subscription contracts. Non-recurring revenue includes revenue that is non-recurring in nature, such as product revenue, shipping revenue, and revenue from installation, training, and professional services.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release and related presentation materials other than statements of historical facts, including without limitation statements regarding our strategy, goals, demand for our products, market opportunities, and future financial and operational results. Words such as “believe” “may,” “will,” “expect,” “should,” “could,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “project,” “plan,” “target,” “forecast”, “is/are likely to” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. The forward-looking statements in this press release and related presentation materials are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the amount of insurance reimbursements expected to be received for defense costs for counsel and consultants in connection with the securities litigation and related Securities and Exchange Commission (the “SEC”) and Department of Justice matters, and the following: our history of losses and ability to reach profitability; our reliance on reseller partners; expectations regarding the Company’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures; the Company’s reliance on third party contract manufacturing and distribution, and a global supply chain; the Company recognizes a substantial portion of its revenue ratably over the term of its agreements, and, as a result, downturns or upturns in sales may not be immediately reflected in its operating results; the rate of innovation required to maintain competitiveness in the markets in which the Company competes; the competitiveness of the market in which the Company competes; the failure of our products to detect threats could result in injury or loss of life, which could harm our brand, reputation, and results of operations; the loss of designation of our Evolv Express® system as a Qualified Anti-Terrorism Technology under the Homeland Security SAFETY Act; risks related to our business model, which is predicated, in part, on building a customer base that will generate a recurring stream of revenues through the sale of our subscription contracts; the ability for the Company to obtain, maintain, protect and enforce the Company’s intellectual property rights and use of “open source” software; the concentration of the Company’s revenues on a single solution; the Company’s ability to timely design, produce and launch its solutions, the Company’s ability to invest in growth initiatives and pursue acquisition opportunities; the limited liquidity and trading of the Company’s securities; risks related to existing and changing tax laws; geopolitical risk and changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; operational risk; risks related to material weaknesses in our internal control over financial reporting and our remediation plans; risks related to increasing attention to and evolving expectations for, environmental, social, and governance initiatives; the impact of fluctuating general economic and market conditions and reductions in spending; the need for additional capital to support business growth, which might not be available on acceptable terms, if at all; and litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on resources. These and other important factors discussed in our most recent report on From 10-Q or 10-K filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. The forward-looking statements in this press release and related presentation materials are based upon information available to us as of the date hereof, and while we believe such information forms a reasonable basis for such statements, it may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should review this press release and the documents that we reference in this press release and related presentation materials with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this press release and related presentation materials, whether as a result of any new information, future events or otherwise.
Investor Relations:
Brian Norris
Senior Vice President of Finance and Investor Relations
bnorris@evolvtechnology.com

EVOLV TECHNOLOGY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue:
Product revenue	$9,242	$1,344	$14,092	$4,789
Subscription revenue	22,685	17,909	62,122	47,783
Service revenue	7,808	6,085	21,224	16,903
License fee and other revenue	3,115	2,022	9,963	5,290
Total revenue	42,850	27,360	107,401	74,765
Cost of revenue:
Cost of product revenue	7,960	2,616	16,495	8,569
Cost of subscription revenue	10,923	7,348	27,713	19,242
Cost of service revenue	2,338	1,404	5,753	3,749
Cost of license fee and other revenue	323	183	766	484
Total cost of revenue	21,544	11,551	50,727	32,044
Gross profit	21,306	15,809	56,674	42,721
Operating expenses:
Research and development	5,608	5,810	15,207	18,056
Sales and marketing	11,715	14,966	34,494	47,182
General and administrative	12,579	13,976	44,789	39,843
Restructuring costs	—	—	2,662	860
Loss from impairment of property and equipment	—	209	—	209
Total operating expenses	29,902	34,961	97,152	106,150
Loss from operations	(8,596)	(19,152)	(40,478)	(63,429)
Other (expense) income, net:
Interest expense	(713)	—	(714)	—
Interest income	436	628	1,049	2,394
Other income (expense), net	(44)	34	117	(33)
Change in fair value of contingent earn-out liability	7,521	(8,321)	2,297	15,092
Change in fair value of contingently issuable/returnable common stock liability/asset	2,178	(2,056)	(69)	2,218
Change in fair value of public warrant liability	(2,578)	(1,576)	(6,160)	5,461
Total other income (expense), net	6,800	(11,291)	(3,480)	25,132
Loss before income taxes	(1,796)	(30,443)	(43,958)	(38,297)
Provision for income taxes	—	—	$62	$—
Net loss	$(1,796)	$(30,443)	$(44,020)	$(38,297)
Net (loss) income attributable to common stockholders – basic and diluted	$(1,796)	$(30,443)	$(44,020)	$(38,297)

Weighted average common shares outstanding – basic and diluted	172,790,098	157,709,229	166,327,570	155,760,149
Net loss per share - basic and diluted	$(0.01)	$(0.19)	$(0.26)	$(0.25)

Net loss	$(1,796)	$(30,443)	$(44,020)	$(38,297)
Other comprehensive income (loss)
Cumulative translation adjustment	26	(86)	(105)	(75)
Total other comprehensive income (loss)	26	(86)	(105)	(75)
Total comprehensive loss	$(1,770)	$(30,529)	$(44,125)	$(38,372)

EVOLV TECHNOLOGY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$31,504	$37,015
Marketable securities	24,723	14,927
Accounts receivable, net	48,883	28,392
Inventory	8,770	16,963
Current portion of contract assets	1,212	799
Current portion of commission asset	5,956	5,429
Prepaid expenses and other current assets	30,593	17,921
Total current assets	151,641	121,446
Contract assets, noncurrent	381	657
Commission asset, noncurrent	7,759	7,567
Property and equipment, net	126,919	123,661
Operating lease right-of-use assets	12,730	13,993
Other assets	4,859	735
Total assets	$304,289	$268,059

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,724	$10,492
Accrued expenses and other current liabilities	33,954	19,508
Current portion of deferred revenue	77,904	64,506
Current portion of operating lease liabilities	2,765	2,203
Total current liabilities	119,347	96,709
Deferred revenue, noncurrent	18,464	20,266
Long-term debt, noncurrent	28,528	—
Operating lease liabilities, noncurrent	11,107	12,326
Contingent earn-out liability, noncurrent	10,512	12,809
Contingently issuable common stock liability, noncurrent	3,638	4,001
Public warrant liability, noncurrent	10,457	4,297
Total liabilities	202,053	150,408

Stockholders’ equity:
Preferred stock, $0.0001 par value; 100,000,000 authorized at September 30, 2025 and December 31, 2024; no shares issued and outstanding at September 30, 2025 and December 31, 2024	—	—
Common stock, $0.0001 par value; 1,100,000,000 shares authorized at September 30, 2025 and December 31, 2024; 173,803,265 and 159,602,069 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	17	16
Additional paid-in capital	501,040	472,331
Accumulated other comprehensive loss	(137)	(32)
Accumulated deficit	(398,684)	(354,664)
Stockholders’ equity	102,236	117,651
Total liabilities and stockholders’ equity	$304,289	$268,059

EVOLV TECHNOLOGY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(44,020)	$(38,297)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	17,859	11,933
Write-off of inventory and change in inventory reserve	2,016	3,151
Loss from impairment of property and equipment	—	209
Loss on disposal of property and equipment	3,503	—
Stock-based compensation	15,816	21,364
Non-cash interest expense	195	—
Amortization of premium on marketable securities, net of change in accrued interest	10	261
Non-cash lease expense	1,263	1,116
Change in allowance for expected credit losses	66	371
Change in fair value of earn-out liability	(2,297)	(15,092)
Change in fair value of contingently issuable common stock	69	(2,218)
Change in fair value of public warrant liability	6,160	(5,461)
Changes in operating assets and liabilities
Accounts receivable	(20,557)	(13,679)
Inventory	11,079	(8,327)
Commission assets	(719)	(1,005)
Contract assets	(137)	993
Other assets	437	333
Prepaid expenses and other current assets	(17,331)	(4,093)
Accounts payable	1,845	216
Deferred revenue	11,596	13,559
Accrued expenses and other current liabilities	16,902	1,655
Operating lease liability	(657)	(1,046)
Net cash provided by (used in) operating activities	3,098	(34,057)
Cash flows from investing activities:
Development of internal-use software	(4,311)	(4,773)
Purchases of property and equipment	(29,109)	(24,443)
Purchases of marketable securities	(34,481)	(14,567)
Proceeds from maturities of marketable securities	24,675	55,635
Net cash (used in) provided by investing activities	(43,226)	11,852
Cash flows from financing activities:
Proceeds from exercise of stock options	8,406	1,151
Proceeds from long-term debt	26,316	—
Net cash provided by financing activities	34,722	1,151
Effect of exchange rate changes on cash and cash equivalents	(105)	(75)
Net decrease in cash, cash equivalents and restricted cash	(5,511)	(21,129)
Cash, cash equivalents and restricted cash
Cash, cash equivalents and restricted cash at beginning of period	37,015	67,437
Cash, cash equivalents and restricted cash at end of period	$31,504	$46,308

EVOLV TECHNOLOGY
SUMMARY OF KEY OPERATING STATISTICS
(Unaudited)

	Three Months Ended or as of,
($ in thousands)	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025
New customers	53	84	52	60	54	63	62
Annual recurring revenue	$79,192	$87,011	$93,676	$99,351	$105,990	$110,516	$117,200
Recurring revenue	$18,961	$21,016	$23,764	$23,678	$25,753	$26,678	$30,120
.

EVOLV TECHNOLOGY
RECONCILIATION OF GAAP OPERATING EXPENSES TO ADJUSTED OPERATING EXPENSES
(In thousands)
(Unaudited)

	Three Months Ended,
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025
	(Restated)	(Restated)
Operating expenses, GAAP	$34,061	$37,128	$34,961	$35,619	$33,539	$33,711	$29,902
Stock-based compensation	(6,292)	(7,254)	(7,263)	(3,159)	(4,660)	(5,265)	(5,121)
Loss on impairment of leased equipment	—	—	(209)	(15)	—	—	—
Non-recurring employee restructuring and other separation costs	—	(1,000)	—	(2,060)	(2,137)	(827)	(6)
Other non-recurring legal and regulatory costs	(476)	(2,185)	(2,339)	(7,284)	(3,561)	(5,979)	36
Adjusted operating expenses	$27,293	$26,689	$25,150	$23,101	$23,181	$21,640	$24,811

EVOLV TECHNOLOGY
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED GROSS PROFIT, GAAP GROSS MARGIN TO ADJUSTED GROSS MARGIN AND GAAP INCOME (LOSS) FROM OPERATIONS TO ADJUSTED OPERATING INCOME (LOSS)
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$42,850	$27,360	$107,401	$74,765
Cost of revenue	21,544	11,551	50,727	32,044
Gross profit, GAAP	21,306	15,809	56,674	42,721
Stock-based compensation	269	244	770	555
Amortization of capitalized stock-based compensation	114	23	324	52
Non-recurring employee restructuring and other separation costs	—	—	6	—
Non-recurring inventory charges	—	1,471	—	2,607
Adjusted gross profit*	$21,689	$17,547	$57,774	$45,935

Gross margin %	49.7%	57.8%	52.8%	57.1%
Adjusted gross margin %	50.6%	64.1%	53.8%	61.4%
*Beginning in the three month period ended September 30, 2025, and on a go-forward basis, management has determined that the loss on disposal of leased equipment should no longer be considered a non-recurring expense, and accordingly, loss on disposal of leased equipment is now reflected within non-GAAP gross margins and adjusted loss from operations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Loss from operations, GAAP	$(8,596)	$(19,152)	$(40,478)	$(63,429)
Stock-based compensation	5,390	7,507	15,816	21,364
Amortization of capitalized stock-based compensation	114	23	324	52
Loss on impairment of lease equipment	—	209	—	209
Non-recurring employee restructuring and other separation costs	6	—	2,976	1,000
Non-recurring inventory charges	—	1,471	—	2,607
Other non-recurring legal and regulatory costs	(36)	2,339	9,504	5,000
Adjusted loss from operations*	$(3,122)	$(7,603)	$(11,858)	$(33,197)
*Beginning this quarter, and on a go-forward basis, management has determined that the loss on disposal of leased equipment should no longer be considered a non-recurring expense, and accordingly, loss on disposal of leased equipment is now reflected within non-GAAP gross margins and adjusted loss from operations.

EVOLV TECHNOLOGY
RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA AND NET PROFIT MARGIN TO ADJUSTED EBITDA MARGIN
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss	$(1,796)	$(30,443)	$(44,020)	$(38,297)
Depreciation & amortization	6,541	4,575	17,859	11,933
Stock-based compensation	5,390	7,507	15,816	21,364
Interest expense (income)	277	(628)	(335)	(2,394)
Provision for income taxes	—	—	62	—
Change in fair value of contingent earn-out liability	(7,521)	8,321	(2,297)	(15,092)
Change in fair value of contingently issuable/returnable common stock liability/asset	(2,178)	2,056	69	(2,218)
Change in fair value of public warrant liability	2,578	1,576	6,160	(5,461)
Loss on impairment of leased equipment	—	209	—	209
Loss on disposal of leased equipment	1,870	—	3,503	—
Non-recurring employee restructuring and other separation costs	6	—	2,976	1,000
Non-recurring inventory charges	—	1,471	—	2,607
Other non-recurring legal and regulatory costs	(36)	2,339	9,504	5,000
Adjusted EBITDA	$5,131	$(3,017)	$9,297	$(21,349)

Net profit margin %	(4.2)%	(111.3)%	(41.0)%	(51.2)%
Impact of adjustments from Net loss to Adjusted EBITDA	16.2%	100.3%	49.6%	22.6%
Adjusted EBITDA margin %	12.0%	(11.0)%	8.7%	(28.6)%

EVOLV TECHNOLOGY
RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EARNINGS (LOSS)
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss	$(1,796)	$(30,443)	$(44,020)	$(38,297)
Stock-based compensation	5,390	7,507	15,816	21,364
Amortization of capitalized stock-based compensation	114	23	324	52
Change in fair value of contingent earn-out liability	(7,521)	8,321	(2,297)	(15,092)
Change in fair value of contingently issuable/returnable common stock liability/asset	(2,178)	2,056	69	(2,218)
Change in fair value of public warrant liability	2,578	1,576	6,160	(5,461)
Loss on impairment of lease equipment	—	209	—	209
Non-recurring employee restructuring and other separation costs	6	—	2,976	1,000
Non-recurring inventory charges	—	1,471	—	2,607
Other non-recurring legal and regulatory costs	(36)	2,339	9,504	5,000
Adjusted loss	$(3,443)	$(6,941)	$(11,468)	$(30,836)

Weighted average common shares outstanding – diluted	172,790,098	157,709,229	166,327,570	155,760,149

Adjusted loss per share – diluted	$(0.02)	$(0.04)	$(0.07)	$(0.20)

*Stock-based compensation, amortization of capitalized stock-based compensation, and non-recurring restructuring and other employee separation costs were recorded in the condensed consolidated statements of operations and comprehensive loss (income) as follows. Prior period amounts are being shown for comparative purposes:

	Three Months Ended,
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025
Stock-based compensation:
Cost of product revenue	$—	$5	$4	$8	$8	$17	$32
Cost of subscription revenue	91	110	169	154	137	167	146
Cost of service revenue	44	51	63	61	67	74	72
Cost of license fee and other revenue	3	7	8	10	7	24	19
Research and development	902	1,222	1,243	1,153	1,115	1,154	1,227
Sales and marketing	2,959	2,724	2,516	2,747	1,048	1,710	1,480
General and administrative	2,431	3,308	3,504	(741)	1,972	2,401	2,414
Restructuring costs	—	—	—	—	525	—	—
Total stock-based compensation	$6,430	$7,427	$7,507	$3,392	$4,879	$5,547	$5,390

Amortization of capitalized stock-based compensation:
Cost of subscription revenue	$8	$8	$13	$47	$59	$60	$63
Cost of service revenue	6	7	10	38	44	47	51
Total amortization of capitalized stock-based compensation	$14	$15	$23	$85	$103	$107	$114

Non-recurring employee restructuring and other separation costs:
Cost of service revenue	$—	$—	$—	$—	$—	$6	—
Research and development	—	—	—	—	—	31	—
Sales and marketing	—	140	—	63	—	613	$6
General and administrative	—	—	—	1,997	—	183	—
Restructuring costs	—	860	—	—	2,137	—	—
Total non-recurring employee restructuring and other separation costs	$—	$1,000	$—	$2,060	$2,137	$833	$6